Exhibit 99.1

            Immunomedics Announces First Quarter Fiscal 2004 Results

    MORRIS PLAINS, N.J., Nov. 13 /PRNewswire-FirstCall/ -- Immunomedics, Inc. (Nasdaq: IMMU) today reported revenues of $1.2 million and a net loss of $5.2 million, or $0.10 per share, for the first quarter of fiscal year 2004, which ended September 30, 2003. This compares to revenues of $3.2 million and a net loss of $2.9 million, or $0.06 per share, for the same period last year. The decline in revenues resulted primarily from the fact that the Company recognized its final portion of the $18.0 million up-front licensing payment from Amgen in the third quarter 2003. At September 30, 2003, the Company had $25.8 million in cash and liquid securities, including $6.1 million of restricted cash associated with the EDA financing completed for the manufacturing facilities.

    Mr. Gerard G. Gorman, the Company's Vice President, Finance, and Chief Financial Officer, commented: "We are pleased to report that the results for the first fiscal quarter were in line with our expectations. We will continue to assess opportunities to raise additional capital through the further licensing of our products and technologies, the sale of debt and/or equity securities, or some combination of the foregoing as they arise."

    Other developments of note during the first fiscal quarter of 2004 were as follows:


     * The Company completed construction of its large-scale antibody manufacturing facility at its headquarters in Morris Plains, New Jersey.

     * The Company announced that near-term clinical development plans now include the evaluation of two proprietary cancer therapeutic antibodies, humanized CD22 (IMMU-103, epratuzumab) and humanized CD20 (IMMU-106) in the new indication of autoimmune disease therapy.

     * Programs have been implemented for the near-term commencement of clinical trials with IMMU-106 also in patients with non-Hodgkin's lymphoma, and the development of a new product candidate, humanized PAM4 (IMMU-107), for the therapy of pancreatic cancer.

     * In September, the Company presented at the Bear Stearns 16th Annual Healthcare Conference and at the UBS Global Life Sciences Conference.


    "Our investments in research and development and the addition of key personnel to our clinical research and operations departments continue to yield important advances for our Company, with the preclinical and clinical evaluation of new antibodies and the expansion of existing product candidates into new indications," commented Company President and Chief Executive Officer, Cynthia L. Sullivan. "The continued growth of our product pipeline and progress of our clinical agents, together with the completion of our large-scale production facilities, will further facilitate our aggressive development plans for our therapeutic product pipeline," Ms. Sullivan remarked.


    Immunomedics is a biopharmaceutical company focused on the development, manufacture and commercialization of diagnostic imaging and therapeutic products for the detection and treatment of cancer and other serious diseases. Integral to these products are highly specific monoclonal antibodies and antibody fragments designed to deliver radioisotopes and chemotherapeutic agents to tumors and other sites of disease. Immunomedics has six therapeutic product candidates in clinical development and has two marketed diagnostic imaging products. The most advanced therapeutic product candidates are LymphoCide(R) (epratuzumab), for which certain Phase II clinical trials for the treatment of non-Hodgkin's lymphoma have already been completed, and CEA-Cide(R) (labetuzumab), which is in Phase I/II clinical trials for the treatment of certain solid tumors.


    This release, in addition to historical information, contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding clinical trials, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. Factors that could cause such differences include, but are not limited to, risks associated with new product development (including clinical trials outcome and regulatory requirements/actions), competitive risks to marketed products and availability of financing and other sources of capital, as well as the risks discussed in the Company's Annual Report on Form 10-K for the year June 30, 2003.



                              IMMUNOMEDICS, INC.
                    Condensed Consolidated Balance Sheets
                                 (Unaudited)

                                         September 30,                June 30,
                                                 2003                    2003
    ASSETS
    Current Assets:
         Cash and cash equivalents         $9,341,993             $13,601,627
         Marketable securities             10,356,676              10,194,813
         Accounts receivable                  822,121                 930,134
         Inventory                            764,975                 839,480
         Other current assets               1,612,048                 825,372
                                           22,897,813              26,391,426

    Property and equipment, net            11,996,873              12,298,971

    Restricted Cash                         6,057,200               6,376,000
    Long-term assets                           73,078                  63,157

                                          $41,024,964             $45,129,554

    LIABILITIES AND STOCKHOLDERS' EQUITY
         Current liabilities               $7,320,394              $5,997,212
         Long-term debt                     4,782,000               4,994,534
         Minority interest                    447,988                 471,044
         Stockholders' equity              28,474,582              33,666,764
                                          $41,024,964             $45,129,554


               Condensed Consolidated Statements of Operations
                                 (Unaudited)

                                                      Three Months Ended
                                                         September 30,
                                                 2003                    2002
    Revenues:
         Product sales                       $804,820                $809,288
         License fee and other revenues       331,321               2,397,312
         Research & development                50,001                  25,282
    Revenues                               $1,186,142              $3,231,882
    Costs and Expenses                      6,484,434               6,504,841
    Operating Loss                         (5,298,292)             (3,272,959)
    Interest and Other Income                 173,488                 341,090
    Interest Expense                          (19,902)                    -
    Minority Interest                          23,056                  17,983
    Foreign Currency Transaction (Loss)
     Gain                                     (32,551)                 27,734
    Net Loss before Income Tax             (5,154,201)             (2,886,152)
    Income Tax                                (28,700)                      -
    Net Loss                              $(5,182,901)            $(2,886,152)

    Net Loss per Common Share,
       Basic and Diluted                       $(0.10)                 $(0.06)

    Weighted average number of common
       shares outstanding                  49,881,563              49,877,443


     Company Contact: Gerard G. Gorman, Vice President, Finance, and Chief Financial Officer, (973) 605-8200, extension 185. Visit the Company's web site at http://www.Immunomedics.com



SOURCE  Immunomedics, Inc.
    -0-                             11/13/2003
    /CONTACT:   Gerard G. Gorman, Vice President, Finance, and Chief Financial
Officer of Immunomedics, Inc., +1-973-605-8200, ext. 185/
    /Company News On-Call:  http://www.prnewswire.com/comp/113121.html /
    /Web site:  http://www.Immunomedics.com /
    (IMMU)

CO:  Immunomedics, Inc.
ST:  New Jersey
IN:  BIO HEA MTC
SU:  ERN